Exhibit 5.1

August 7, 2015

First Commonwealth Financial Corporation
601 Philadelphia Street
Indiana, Pennsylvania 15701

Ladies and Gentlemen:

We have acted as counsel for First Commonwealth Financial Corporation, a Pennsylvania corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the following securities that may be issued from time to time after filing of the Registration Statement: (a) shares of common stock of the Company, par value $1.00 per share (the “Common Stock”); (b) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”); (c)  senior debt securities and subordinated debt securities (collectively, the “Debt Securities”); (d) depositary shares (the “Depositary Shares”), which represent interests in a number of shares of Preferred Stock, or a fraction thereof, and may be represented by depositary receipts (“Depositary Receipts”); (e) warrants to purchase shares of Common Stock or other securities (the “Warrants”); (f) contracts for the purchase and sale of Common Stock or other securities (the “Purchase Contracts”); and (g) units consisting of two or more of the securities described in clauses (a) through (f) above (the “Units” and, together with the securities referenced in items (a) through (g), the “Securities”). The Securities may be issued and sold or delivered from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

The Debt Securities, if any, will be issued pursuant to (i) a senior debt indenture, between the Company and a trustee to be named and qualified later, as trustee (the “Senior Debt Trustee”) (the “Senior Debt Indenture”) or (ii) a subordinated debt indenture between the Company and a trustee to be named and qualified later, as trustee (the “Subordinated Debt Trustee and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Indenture,” and together with the Senior Debt Indenture, the “Indentures”).

The Depositary Shares, if any, will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and such depositary agent as shall be named therein (the “Depositary Agent”).

The Warrants, if any, will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein.

The Purchase Contracts, if any, will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and the purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units, if any, will be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into among the Company, the unit agent as shall be named therein (the “Unit Agent”) and the holders from time to time of the Units.

We have examined the Registration Statement and the forms of Senior Debt Indenture and Subordinated Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments and have made such other investigations of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. As to any questions of fact material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates or comparable documents of public officials and of officers, directors and other representatives of the Company. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

In connection with rendering the opinions set forth below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or duplicates or conformed copies and the authenticity of the originals of such latter documents. We have assumed that the choice of New York law to govern the Indentures and any supplemental indentures thereto is a valid and legal provision. We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Company to any agreement with respect to any of the Securities.

We also have assumed that: (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms; (ii) at the time of execution, countersignature, issuance and delivery of the Depositary Receipts, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; (iv) at the time of the execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; and (v) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, (v) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture and such Indenture will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee, (vi) at the time of execution, countersignature, issuance and delivery of any Depositary Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Deposit Agent; (vii) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (viii) at the time of execution, issuance and delivery of any Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Contract Agent; (ix) at the time of execution, issuance and delivery of any Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (xi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (xii) with respect to shares of the Common Stock or the Preferred Stock offered, there will be sufficient shares of the Common Stock or the Preferred Stock authorized under the Company's Articles of Incorporation and not otherwise reserved for issuance.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

Based upon the foregoing, we are of the opinion that:

1.    With respect to the Common Stock, when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor or upon conversion or exercise of any Security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.    With respect to the Preferred Stock, upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Department of State of the Commonwealth of Pennsylvania of a Statement with Respect to Shares relating to such series of Preferred Stock, the taking of all necessary corporate action on the part of the Company to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor for the consideration approved by the Board of Directors, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.    With respect to the Debt Securities, when the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.     With respect to the Depositary Shares, when the Deposit Agreement with respect to the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary Agent and the Company and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement, including the adoption of a Statement with Respect to Shares relating to the Preferred Stock underlying such Depositary Shares and the filing of the Statement with Respect to shares with the Department of State of the Commonwealth of Pennsylvania, and the shares of Preferred Stock underlying such Depositary Shares have been deposited with the Depositary Agent under the Deposit Agreement and the Depositary Receipts have been duly executed, countersigned, registered and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued.

5.    With respect to the Warrants, when the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable purchase, underwriting or similar agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6.    With respect to the Purchase Contracts, when the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and upon payment of the consideration for such Purchase Contracts as provided for in the applicable underwriting or other agreement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7.    When the Unit Agreement to be entered into in connection with the issuance of any Unit has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will be validly issued, fully paid and non-assessable, in the case of Common Stock or Preferred Stock, and constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

We express no opinion as to the law of any jurisdiction other than the law of the State of New York, federal law of the United States and law of the Commonwealth of Pennsylvania. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in the Prospectus and any Prospectus supplement under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

BUCHANAN, INGERSOLL & ROONEY PC

By:    /s/ Jeremiah G. Garvey
Jeremiah G. Garvey
Assistant Vice President – Opinions